Exhibit 5.2

北京京平律师事务所

To:	Maitong Sunshine Cultural Development Co., Ltd.
Room 202, Gate 6, Building 9, Yayuan
Anhui Beili, Chaoyang District
Beijing, China

Date: March 11, 2024

Dear Sirs or Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws, regulations, rules, judicial interpretations and other legislation of the PRC effective as of the date hereof.

We are acting as the PRC counsel for Maitong Sunshine Cultural Development Co., Ltd. , a company incorporated under the laws of the United States of America and the State of Nevada therein (the “Parent”), solely in connection with (i) the proposed initial public offering (the “Offering”) of shares of common stock of the Parent, par value US$0.001 per share (the “Shares”), as set forth in the Parent’s registration statement on Form S-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Parent with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Parent’s proposed listing of the Ordinary Shares on the OTC Pink Market.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Parent and the PRC Company (as defined below).

In giving this opinion, we have assumed without independent investigation that (the “Assumptions”):

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents other than the PRC Company, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Company, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

地址：北京市海淀区中关村南大街甲12号寰太大厦17层

北京京平律师事务所

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Parent and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with its respective governing laws other than PRC Laws (as defined below) in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Parent or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“CSRC”	means the China Securities Regulatory Commission.

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“OTC Pink Market”	means the trading platform maintained in the United States of America under that name by OTC Markets, LLC.

“PRC Company”	means Beijing Tongzhilian Cultural Development Co., Limited.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“SEC”	means the United States Securities and Exchange Commission

“Trial Measures”	means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies adopted by the CSRC in February 2023 that became effective on March 31, 2023.

地址：北京市海淀区中关村南大街甲12号寰太大厦17层

北京京平律师事务所

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)Trial Measures. The Trial Measures, among other things, require a limited company registered in the PRC to make a submission to the CSRC for approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore entity that owns 50% or more of the equity interest in such PRC limited company. In the present case, the Parent owns, indirectly through subsidiaries, 100% of the equity interest in the PRC Company. OTC Pink Market, however, is a trading platform that is not organized as a stock exchange nor identified as such or as an established public market by the SEC. Moreover, the Offering will not involve the sale by the Parent Company of its securities on the OTC Pink Market (or any overseas stock exchange), but instead the Offering will involve the sale of the Shares by shareholders of the Parent who purchased the Shares from the Parent in a private offering and propose to resell some or all of the Shares on OTC Pink Market. Based on these premises and on our understanding of the explicit provisions of the Trial Measures, we are of the opinion that a prior approval from the CSRC is not required for the Offering.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(1)	Our opinion is limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, are subject to the discretion of the competent Governmental Agency.

(4)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Parent or the PRC Company or the rendering of this opinion.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

Sign:	/s/ Tang Rong

Print: Tang Rong

Beijing Jingping Law Office

地址：北京市海淀区中关村南大街甲12号寰太大厦17层

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